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                                                                   EXHIBIT 10.40

                        DIGITAL GENERATION SYSTEMS, INC.

                       COMMON STOCK SUBSCRIPTION AGREEMENT


        Subject to the terms and conditions of this Agreement, the undersigned ("Subscriber") hereby offers and agrees to purchase shares of Common Stock (the "Shares") of Digital Generation Systems, Inc., a California corporation (the "Company"), and the Company agrees to sell the Shares to Subscriber.

1. The Closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall be held on such date and at such time as the Company shall select in writing (the "Notice of Closing"), which date shall in no event (i) be more than sixty (60) days following the date of this Agreement, (ii) be less than two (2) business days after receipt by the Subscriber of the Notice of Closing.

2. The price per share shall be equal to the average closing price of the Company's common stock during the fifteen (15) trading days immediately prior to the Notice of Closing (the "Purchase Price"). The Notice of Closing shall specify the Purchase Price and the number of Shares to be sold by the Company and purchased by Subscriber. The aggregate Purchase Price for the Shares shall not exceed $3 million nor be less than $1 million.

3. Subscriber, by offering and agreeing to purchase the Shares, (a) hereby represents and warrants to the Company that all information provided by Subscriber herewith is true and correct and (b) hereby represents and warrants to the Company as follows:

        a. Investment. Subscriber is acquiring the Shares for investment for Subscriber's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. Subscriber understands that such Shares have not been, and will not be, registered under the Securities Act of 1933, as amended, (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Subscriber's representations as expressed herein.

        b. Rule 144. Subscriber acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, except as otherwise permitted under Rule 144(k), if applicable, (i) the availability of certain current public information about the Company, (ii) the resale occurring not less than one year






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after a party has purchased and fully paid for the shares to be sold, (iii) the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and (iv) the number of shares being sold during any three-month period not exceeding specified limitations.

        c. Legends. Subscriber agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend set forth below. Subscriber agrees not to transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION, WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, STATING THAT SUCH SALE, TRANSFER, OR ASSIGNMENT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE TRANSFER OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE.

        d. Access to Data. Subscriber has requested and received from the Company all the information Subscriber considers necessary or appropriate for deciding whether to purchase the Shares. Subscriber has received and reviewed copies of the Company's filings with the Securities and Exchange Commission. Subscriber has had an opportunity to ask questions of and receiver answers from management of the Company concerning the Company, the Company's business and financial affairs and the Subscriber's purchase of Shares hereunder. Subscriber has had such questions answered to Subscriber's satisfaction. Subscriber understands that any information contained in any written documentation or made by management during discussions with the Company were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but such information does not necessarily provide a thorough exhaustive description. Subscriber acknowledges that any estimates or projections as to events that may occur in the future were based upon the best judgment of the Company's management at the time such estimates or projections were made and that whether or not such estimates or projections will depend upon the Company's achieving its overall business objectives, including availability of funds resulting from the sale of the Shares. Subscriber acknowledges there is no assurance that any projections will be attained.



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        e. Preexisting Personal or Business Relationship. Subscriber either has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons or, by reason of Subscriber's business or financial experience, could be reasonably assumed to have the capacity to protect Subscriber's own interests in connection with the purchase of the Shares.

        f. Authorization. This agreement, upon acceptance by the Company, will constitute a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms.

        g. Brokers or Finders. There are no arrangements or claims for brokerage or finders' fees or agents' commissions or any similar charges in connection with this agreement or any transaction contemplated hereby based on any arrangement or agreement known to Subscriber.

        h. No Reliance on Third Parties. In purchasing the Shares, Subscriber is not relying upon any representation or assurance from any person.

        i. Risk of Investment. Subscriber understands the risks inherent in new ventures and the risks associated with unproven technologies such as those of the company, and Subscriber has experience in investing in such ventures. Subscriber can bear the entire loss of his investment in the Company.

        j. No Legal Tax or Investment Advice. Subscriber understands that nothing in this Agreement or any other materials presented to Subscriber or information provided by the Company's management in connection with the purchase and sale of the Shares constitutes legal, tax, or investment advice. Subscriber has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

4.      Address. Subscriber's address listed below is true and correct.

5. Subscriber understands that the final number of Shares which may be purchased by Subscriber will be determined by the Company and that this offer to purchase Shares is subject to acceptance, in whole or in part, by the Company. Funds not accepted for the purchase of Shares will be refunded.

6. At the Closing, and upon receipt of Subscriber's payment by check or wire transfer payable to the Company of the Purchase Price, the Company will cause a stock certificate representing the Shares purchased by Subscriber to be prepared, and the Company will cause such stock certificate to be transmitted to the Subscriber at the address shown below.

7. By accepting below, the Company undertakes, within 60 days of the closing of the round in which the Shares are purchased, to use its diligent efforts




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to prepare and file a registration statement with the Securities and Exchange
Commission on Form S-3 registering the Shares under the Securities Act of 1933, as amended, and hereby represents, warrants, covenants and agrees as to the matters set forth on Annex I attached hereto.




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        IN WITNESS WHEREOF, Subscriber and the Company hereby execute this
Agreement as of __________ __, 1998.



                                        SUBSCRIBER

                                        ________________________________________
                                        Signature

                                        ________________________________________
                                        Print Name

                                        Address: _______________________________

                                        ________________________________________

                                        ________________________________________


                                        COMPANY


                                        By: ____________________________________
                                                 Henry Donaldson, President





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                        ANNEX I TO SUBSCRIPTION AGREEMENT


        1. By executing the attached Subscription Agreement (the "Agreement"), the Company hereby represents and warrants to Subscriber that: (a) the Shares have been duly authorized and, when issued, will be duly and validly issued, fully paid and non-assessable; (b) the Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and traded on the NASDAQ National Market and the Company has timely filed all material required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares; (c) the Company has legally available sufficient authorized and unissued Common Stock as may be reasonably necessary to effect the sale and issuance of the Shares; (d) the Agreement has been duly and validly authorized by the Company and, when executed and delivered by the Company, will be the valid and binding agreement of the Company enforceable in accordance with its terms; (e) the execution and delivery of the Agreement by the Company, the issuance of the Shares, and the consummation by the Company of the other transactions contemplated by the Agreement, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any material existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein; and (f) no authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Shares to Subscriber as contemplated by the Agreement, except such authorizations, approvals and consents that have been obtained.

        2. By accepting Subscriber's offer to purchase the Shares, the Company hereby agrees to enter into a separate registration rights agreement with Subscriber (and any other purchasers of common stock of the Company in the same round in which the Shares are purchased) granting Subscriber the demand registration rights contained in Section 1.3 of the Amendment and Restatement No. 5 to Rights Agreement entered into as July 14, 1997 by and among the Company and certain of is securityholders, which rights shall apply to the registration statement on Form S-3 referred to in Section 5 of the Agreement. The demand registration rights so granted will be exercisable no earlier than sixty (60) days following the closing of the round in which the Shares are purchased. Nothing in this Section 2 is intended to limit the Company's obligations under
Section 5 of the Agreement to file the Form S-3. Notwithstanding anything herein to the contrary, the Form S-3 shall be maintained effective by the Company until the earlier of (i) the date as to which Subscriber may sell all of the Shares without registration in a single




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transaction pursuant to Rule 144(k) or (ii) the date on which Subscriber has sold all of the Shares to the public.